Form N-CSR Item 12(b) Exhibit
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
          The undersigned hereby certify in their capacity as Treasurer and President, respectively, of Emerging Markets Portfolio (the “Portfolio”) that:
(a)	the Annual Report of the Portfolio on Form N-CSR for the period ended December 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Portfolio for such period.
A signed original of this written statement required by section 906 has been provided to the Portfolio and will be retained by the Portfolio and furnished to the Securities and Exchange Commiss2ion or its staff upon request.

Emerging Markets Portfolio

Date: February 16, 2009

/s/ Barbara E. Campbell Barbara E. Campbell
Treasurer

Date: February 16, 2009

/s/ Hon. Robert Lloyd George Hon. Robert Lloyd George
President